Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
ABM Industries Incorporated:

We consent to the use of our reports dated December 17, 2020 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

New York, New York
March 26, 2021